                                                                   EXHIBIT 10.37

                                  WENTWORTH LLC
                                CORPORATE CENTER
                                  WEST BAY ROAD
                          GRAND CAYMAN, CAYMAN ISLANDS


                                                          April 13, 2000


ESAT, Inc.
Bldg. G
16520 Harbor Boulevard
Fountain Valley, California 92708
Attention: President

                                           Re:    ESAT, Inc.  (the "Company")

Gentlemen:

        We write with reference to the Transaction Documents for the Series C 6% Convertible Preferred Stock dated December 29, 1999.

        This will confirm that with respect to the Transaction Documents, and in consideration of the issuance and sale of the Series D Convertible Preferred Stock to Wentworth LLC, the Company and Wentworth LLC agree that:

        1. The parties have mutually modified the provisions of that certain additional agreement with respect to the sale of additional shares of Common Stock to provide that the Company agrees to deliver one or more Additional Financing Notices for a minimum of $10,000,000 on or before July 13, 2001, and the shares to be issued shall be the subject of a separate Registration Statement.

        2. The Initial Required Effective Date under Paragraph 2(a)(i) of the Registration Rights Agreement is amended to a date which is not later than the earlier of (x) five days after notice by the SEC, or (y) May 31, 2000, and
Section 5(b) of the Registration Rights Agreement shall be amended to read as follows:

        "The Buyer acknowledges that the Company either intends to issue shares or has already issued shares as of the date of this agreement pursuant to its advisory agreement with Grayson & Associates (the "Other Registrable Shares")."

        3. We hereby consent that an amended Certificate of Designation for Series C Convertible Preferred Stock shall be filed substantially in the form of
Exhibit 1 to this letter.

        Please indicate your agreement with the foregoing by executing a countersigned copy of this letter and returning the same to our attention, whereupon effective immediately thereafter this letter shall become a legally valid and binding agreement between the Purchasers and the Company.

                                            Sincerely,

                                            WENTWORTH LLC


                                            By: /s/ Navigator Management, Ltd.
                                               ---------------------------------


Agreed and accepted
April 13, 2000

ESAT, INC.

By: /s/ Michael C. Palmer
   ----------------------
    Name: Michael C. Palmer
    Title: Chief Executive Officer